Exhibit 99.1

Investor Contact: Katie Reinsmidt, Vice President - Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
FIRST QUARTER 2012 RESULTS

•	FFO per diluted share increased 4.3% to $0.49 for the first quarter 2012, compared with the prior-year period.

•	Same-store sales per square foot increased 5.9% for mall tenants 10,000 square feet or less for stabilized malls for the first quarter 2012.

•	Portfolio occupancy at March 31, 2012, increased 150 basis points to 91.8%, from the prior-year period.

•	Same-center NOI, excluding lease termination fees, increased 1.5% in the first quarter 2012, over the prior-year period.

•	Average gross rent for leases signed in the first quarter 2012 increased 7.2% over the prior gross rent per square foot.

CHATTANOOGA, Tenn. (April 30, 2012) - CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2012. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended March 31,
	2012	2011
Funds from Operations (“FFO”) per diluted share, as adjusted (1)	$0.49	$0.47

(1)Excludes the gain on extinguishment of debt of $0.17 per share recorded in the first quarter 2011

Stephen D. Lebovitz, president and chief executive officer of CBL, commented, “We are encouraged that 2012 has started with such strong results. During the first quarter, our portfolio of market-dominant malls showed further improvement with strong occupancy and sales performance, positive leasing spreads and same-center NOI growth. Retailers have announced a large number of new-store growth plans, and we are translating this increased demand into further leasing gains. The strength of our portfolio and our commitment to renovations and redevelopments makes CBL malls the preferred destination for retailers and consumers alike.

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CBL Reports First Quarter 2012 Results

April 30, 2012

“In addition to the improving results in our operating portfolio, we are also pleased with the attractive investments that we have made this year that will contribute to our future growth. Our recent acquisitions of interests in two operating outlet centers in Texas and Pennsylvania for $109 million, and the soon-to-be-developed The Outlet Shoppes at Atlanta complement the success we are already experiencing with The Outlet Shoppes at Oklahoma City. Our outlet center program greatly enhances opportunities in our regional mall portfolio and provides other benefits including leasing and operating synergies.”

FFO allocable to common shareholders for the first quarter of 2012 was $72,178,000, or $0.49 per diluted share, compared with FFO allocable to common shareholders, as adjusted, of $70,601,000, or $0.47 per diluted share, for the first quarter of 2011. FFO of the operating partnership for the first quarter of 2012 was $92,476,000, compared with $90,688,000, as adjusted, for the first quarter 2011. FFO, as adjusted, in the first quarter 2011 excludes the gain on extinguishment of debt of $32,015,000, or $0.17 per diluted share.

Net income attributable to common shareholders for the first quarter of 2012 was $15,455,000, or $0.10 per diluted share, compared with net income of $36,725,000, or $0.25 per diluted share for the first quarter of 2011. Net income for the first quarter 2011 includes gain on extinguishment of debt, net of noncontrolling interest, of $24,923,000, or $0.17 per diluted share, of which $24,470,000 is included in discontinued operations.

HIGHLIGHTS

▪	Portfolio same-center net operating income (“NOI”), excluding lease termination fees, for the quarter ended March 31, 2012, increased 1.5% compared with an increase of 0.5% for the prior-year period.

▪	Average gross rent on leases signed during the first quarter of 2012 for tenants 10,000 square feet or less increased 7.2% over the prior gross rent per square foot.

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended March 31, 2012, increased 3.7% to $339 per square foot compared with $327 per square foot for the prior-year period.

▪
Consolidated and unconsolidated variable rate debt of $1,192,300,000, as of March 31, 2012, represented 12.7% of the total market capitalization for the Company, compared with 15.9% in the prior-year period, and 22.8% of the Company's share of total consolidated and unconsolidated debt, compared with 26.6% in the prior-year period.

PORTFOLIO OCCUPANCY

	March 31,
	2012	2011
Portfolio occupancy	91.8%	90.3%
Mall portfolio	91.9%	90.3%
Stabilized malls	91.8%	90.4%
Non-stabilized malls	95.5%	84.2%
Associated centers	92.9%	91.1%
Community centers	91.0%	90.5%

ACQUISITIONS
Subsequent to the quarter end, CBL announced that it had acquired interests in The Outlet Shoppes at El Paso in El Paso, TX and The Outlet Shoppes at Gettysburg in Gettysburg, PA. The operating outlet centers are owned and managed by Horizon Group Properties and its affiliates.

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CBL Reports First Quarter 2012 Results

April 30, 2012

CBL acquired a 75% interest in The Outlet Shoppes at El Paso and a 50% interest in The Outlet Shoppes at Gettysburg, for a total investment of $108.7 million. The total investment includes a cash consideration of $38.2 million, as well as the assumption of $70.5 million of debt, which represents CBL's share.

DISPOSITIONS
During the first quarter 2012, CBL disposed of the second phase of Settlers Ridge, a community center in Robinson Township (Pittsburgh), PA, and completed the previously announced sale of Oak Hollow Square, a community center in High Point, NC. The aggregate sales price for the two properties was $33.4 million.

FINANCING ACTIVITY
Year-to-date, CBL has closed two separate non-recourse loans totaling $195.0 million at a weighted average interest rate of 5.09%. The ten-year non-recourse loans are secured by Northwoods Mall in Charleston, SC, and Arbor Place Mall in Atlanta (Douglasville), GA. After consideration of the mortgage loan balances retired, the new loans generated excess proceeds of $79.4 million. CBL paid off the existing mortgage loans earlier in the year using its lines of credit. Total proceeds were used to reduce outstanding balances on the Company's lines of credit.

OUTLOOK AND GUIDANCE
Based on first quarter results and today's outlook, the Company is maintaining 2012 FFO guidance of $1.95 - $2.03 per share. The full year guidance assumes $3.0 million to $5.0 million of outparcel sales and same-center NOI growth in the range of 0.0% to 1.0%, excluding applicable lease termination fees. The guidance excludes the impact of any future unannounced acquisitions or dispositions. The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.45	$0.53
Adjust to fully converted shares from common shares	(0.10)	(0.12)
Expected earnings per diluted, fully converted common share	0.35	0.41
Add: depreciation and amortization	1.50	1.50
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.12
Expected FFO per diluted, fully converted common share	$1.95	$2.03

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Tuesday, May 1, 2012, to discuss its first quarter results. The number to call for this interactive teleconference is (212) 231-2900. A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21544167. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., first quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2012 first quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Tuesday, May 1, 2012, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue through May 8, 2012.

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 160 properties, including 89 regional malls/open-air centers. The properties are located in 26 states and total 86.8 million square feet including 3.6 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), Texas, and St. Louis, MO. Additional information can be found at cblproperties.com.

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CBL Reports First Quarter 2012 Results

April 30, 2012

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. In October 2011, NAREIT clarified that FFO should exclude the impact of losses on impairment of depreciable properties. The Company has calculated FFO for all periods presented in accordance with this clarification. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company's method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors' understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company's properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

During 2011, the Company recorded a gain on extinguishment of debt from discontinued operations. Considering the significance and nature of this item, the Company believes that it is important to identify the impact of the change on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented its FFO measures excluding this item.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

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CBL Reports First Quarter 2012 Results

April 30, 2012

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL Reports First Quarter 2012 Results

April 30, 2012
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
REVENUES:
Minimum rents	$160,788	$170,914
Percentage rents	3,466	3,740
Other rents	5,313	5,008
Tenant reimbursements	70,487	76,810
Management, development and leasing fees	2,469	1,337
Other	8,149	9,360
Total revenues	250,672	267,169

OPERATING EXPENSES:
Property operating	38,361	40,159
Depreciation and amortization	63,157	67,699
Real estate taxes	22,846	24,326
Maintenance and repairs	13,156	16,008
General and administrative	13,800	11,800
Other	6,758	8,303
Total operating expenses	158,078	168,295
Income from operations	92,594	98,874
Interest and other income	1,075	545
Interest expense	(60,060)	(68,213)
Gain on extinguishment of debt	—	581
Gain on sales of real estate assets	587	809
Equity in earnings of unconsolidated affiliates	1,266	1,778
Income tax benefit	228	1,770
Income from continuing operations	35,690	36,144
Operating income (loss) of discontinued operations	(50)	27,750
Gain on discontinued operations	911	14
Net income	36,551	63,908
Net income attributable to noncontrolling interests in:
Operating partnership	(4,362)	(10,451)
Other consolidated subsidiaries	(6,140)	(6,138)
Net income attributable to the Company	26,049	47,319
Preferred dividends	(10,594)	(10,594)
Net income attributable to common shareholders	$15,455	$36,725
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.10	$0.10
Discontinued operations	—	0.15
Net income attributable to common shareholders	$0.10	$0.25
Weighted average common shares outstanding	148,495	148,069

Diluted earnings per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.10	$0.10
Discontinued operations	—	0.15
Net income attributable to common shareholders	$0.10	$0.25
Weighted average common and potential dilutive common shares outstanding	148,538	148,123

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$14,783	$15,112
Discontinued operations	672	21,613
Net income attributable to common shareholders	$15,455	$36,725

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CBL Reports First Quarter 2012 Results

April 30, 2012

The Company's calculation of FFO allocable to its shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Net income attributable to common shareholders	$15,455	$36,725
Noncontrolling interest in income of operating partnership	4,362	10,451
Depreciation and amortization expense of:
Consolidated properties	63,157	67,699
Unconsolidated affiliates	11,111	5,515
Discontinued operations	116	368
Non-real estate assets	(417)	(638)
Noncontrolling interests' share of depreciation and amortization	(446)	(149)
Loss on impairment of real estate, net of tax benefit	196	2,746
Gain on depreciable property	(493)	—
Gain on discontinued operations, net of tax provision	(565)	(14)
Funds from operations of the operating partnership	92,476	122,703
Gain on extinguishment of debt	—	(32,015)
Funds from operations of the operating partnership, as adjusted	$92,476	$90,688

Funds from operations per diluted share	$0.49	$0.64
Gain on extinguishment of debt(1)	—	(0.17)
Funds from operations, as adjusted, per diluted share	$0.49	$0.47
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,302	190,259

Reconciliation of FFO of the operating partnership to FFO allocable to Company shareholders:
Funds from operations of the operating partnership	$92,476	$122,703
Percentage allocable to common shareholders (2)	78.05%	77.85%
Funds from operations allocable to Company shareholders	$72,178	$95,524

Funds from operations of the operating partnership, as adjusted	$92,476	$90,688
Percentage allocable to common shareholders (2)	78.05%	77.85%
Funds from operations allocable to Company shareholders, as adjusted	$72,178	$70,601

(1)	Diluted per share amounts presented for reconciliation purposes may differ from actual diluted per share amounts due to rounding.
(2)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period. See the reconciliation of shares and operating partnership units outstanding on page 9.

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(Continued)

SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$750	$1,629
Lease termination fees per share	$—	$0.01

Straight-line rental income	$410	$1,128
Straight-line rental income per share	$—	$0.01

Gains on outparcel sales	$99	$809
Gains on outparcel sales per share	$—	$—

Net amortization of acquired above- and below-market leases	$142	$514
Net amortization of acquired above- and below-market leases per share	$—	$—

Net amortization of debt premiums (discounts)	$452	$753
Net amortization of debt premiums (discounts) per share	$—	$—

Income tax benefit	$228	$1,770
Income tax benefit per share	$—	$0.01

Loss on impairment of real estate from discontinued operations	$(293)	$(2,746)
Loss on impairment of real estate from discontinued operations per share	$—	$(0.01)

Gain on extinguishment of debt	$—	$581
Gain on extinguishment of debt per share	$—	$—

Gain on extinguishment of debt from discontinued operations	$—	$31,434
Gain on extinguishment of debt from discontinued operations per share	$—	$0.17

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CBL Reports First Quarter 2012 Results

April 30, 2012

Same-Center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2012	2011

Net income attributable to the Company	$26,049	$47,319

Adjustments:
Depreciation and amortization	63,157	67,699
Depreciation and amortization from unconsolidated affiliates	11,111	5,515
Depreciation and amortization from discontinued operations	116	368
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(446)	(149)
Interest expense	60,060	68,213
Interest expense from unconsolidated affiliates	11,203	5,802
Interest expense from discontinued operations	1	178
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(460)	(244)
Abandoned projects expense	(124)	—
Gain on sales of real estate assets	(587)	(809)
Gain on sales of real estate assets of unconsolidated affiliates	5	—
Gain on extinguishment of debt	—	(581)
Gain on extinguishment of debt from discontinued operations	—	(31,434)
Writedown of mortgage notes receivable	—	1,500
Loss on impairment of real estate from discontinued operations	293	2,746
Income tax benefit	(228)	(1,770)
Net income attributable to noncontrolling interest in earnings of operating partnership	4,362	10,451
Gain on discontinued operations	(911)	(14)
Operating partnership's share of total NOI	173,601	174,790
General and administrative expenses	13,800	11,800
Management fees and non-property level revenues	(6,498)	(2,396)
Operating partnership's share of property NOI	180,903	184,194
Non-comparable NOI	(5,361)	(10,459)
Total same-center NOI	$175,542	$173,735
Total same-center NOI percentage change	1.0%

Total same-center NOI	$175,542	$173,735
Less lease termination fees	(757)	(1,518)
Total same-center NOI, excluding lease termination fees	$174,785	$172,217

Malls	$156,041	$153,498
Associated centers	8,092	7,846
Community centers	5,132	5,160
Offices and other	5,520	5,713
Total same-center NOI, excluding lease termination fees	$174,785	$172,217

Percentage Change:
Malls	1.7%
Associated centers	3.1%
Community centers	(0.5)%
Offices and other	(3.4)%
Total same-center NOI, excluding lease termination fees	1.5%

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CBL Reports First Quarter 2012 Results

April 30, 2012

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2012
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,393,241	$1,066,007	$4,459,248
Noncontrolling interests' share of consolidated debt	(29,256)	(726)	(29,982)
Company's share of unconsolidated affiliates' debt	675,356	127,019	802,375
Company's share of consolidated and unconsolidated debt	$4,039,341	$1,192,300	$5,231,641
Weighted average interest rate	5.48%	2.67%	4.84%

	As of March 31, 2011
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,945,047	$1,239,051	$5,184,098
Noncontrolling interests' share of consolidated debt	(15,621)	(928)	(16,549)
Company's share of unconsolidated affiliates' debt	396,687	169,526	566,213
Company's share of consolidated and unconsolidated debt	$4,326,113	$1,407,649	$5,733,762
Weighted average interest rate	5.69%	2.85%	4.99%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2012
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,275	$18.92	$3,600,003
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
Total market equity			4,168,753
Company's share of total debt			5,231,641
Total market capitalization			$9,400,394
Debt-to-total-market capitalization ratio			55.7%

(1)
Stock price for common stock and operating partnership units equals the closing price of the common stock on March 30, 2012. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2012:	Basic	Diluted
Weighted average shares - EPS	148,495	148,538
Weighted average operating partnership units	41,764	41,764
Weighted average shares- FFO	190,259	190,302

2011:
Weighted average shares - EPS	148,069	148,123
Weighted average operating partnership units	42,136	42,136
Weighted average shares- FFO	190,205	190,259

Dividend Payout Ratio

	Three Months Ended March 31,
	2012	2011
Weighted average cash dividend per share	$0.21913	$0.23034
FFO per diluted, fully converted share, as adjusted	$0.49	$0.47
Dividend payout ratio	44.7%	49.0%

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CBL Reports First Quarter 2012 Results

April 30, 2012

Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	As of
	March 31, 2012	December 31, 2011
ASSETS
Real estate assets:
Land	$851,157	$851,303
Buildings and improvements	6,779,274	6,777,776
	7,630,431	7,629,079
Accumulated depreciation	(1,814,121)	(1,762,149)
	5,816,310	5,866,930
Held for sale	—	14,033
Developments in progress	127,407	124,707
Net investment in real estate assets	5,943,717	6,005,670
Cash and cash equivalents	61,669	56,092
Receivables:
Tenant, net of allowance for doubtful accounts of $1,900 and $1,760 in 2012 and 2011, respectively	69,317	74,160
Other, net of allowance for doubtful accounts of $1,269 and $1,400 in 2012 and 2011, respectively	9,535	11,592
Mortgage and other notes receivable	33,688	34,239
Investments in unconsolidated affiliates	304,573	304,710
Intangible lease assets and other assets	209,609	232,965
	$6,632,108	$6,719,428

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,459,248	$4,489,355
Accounts payable and accrued liabilities	270,782	303,577
Total liabilities	4,730,030	4,792,932
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	36,596	32,271
Redeemable noncontrolling preferred joint venture interest	423,777	423,834
Total redeemable noncontrolling interests	460,373	456,105
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
Common stock, $.01 par value, 350,000,000 shares authorized, 148,689,623 and 148,364,037 issued and outstanding in 2012 and 2011, respectively	1,487	1,484
Additional paid-in capital	1,658,893	1,657,927
Accumulated other comprehensive income	4,832	3,425
Dividends in excess of cumulative earnings	(416,826)	(399,581)
Total shareholders' equity	1,248,409	1,263,278
Noncontrolling interests	193,296	207,113
Total equity	1,441,705	1,470,391
	$6,632,108	$6,719,428

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